                                                                 Exhibit 27(h)id



                   AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

         Transamerica Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated April 1, 1991, by doing the following:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the ___ day of __________, 2003.

TRANSAMERICA LIFE INSURANCE COMPANY

By: _____________________________
Name: James R.Trefz
Title: Vice President

VARIABLE INSURANCE PRODUCTS FUND

By: _____________________________
    Bob Dwight
    Treasurer

VARIABLE INSURANCE PRODUCTS FUND II

By: _____________________________
    Bob Dwight
    Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By: _____________________________
    Don Holborn
    Executive Vice President

                                   SCHEDULE A
                                    ACCOUNTS

                                                                             DATE OF RESOLUTIONS OF
                                                                             COMPANY'S BOARD WHICH
          NAME OF CONTRACTS                   NAME OF ACCOUNTS              ESTABLISHED THE ACCOUNTS
--------------------------------------------------------------------------------------------------------
   Fidelity Income Plus Individual            Fidelity Variable         August 24, 1979 (by an affiliate
     Variable Annuity Contracts                Annuity Account              subsequently acquired by
                                                                                    Company)

  Transamerica Landmark Individual
     and Group Variable Annuity             Separate Account VA B               January 19, 1990
             Contracts

  Transamerica Freedom Individual
     and Group Variable Annuity             Separate Account VA B               January 19, 1990
             Contracts

     Retirement Income Builder               Retirement Builder
    Individual Variable Annuity           Variable Annuity Account               March 29, 1996
             Contracts

Immediate Income Builder Variable            Retirement Builder
         Annuity Contracts                Variable Annuity Account               March 29, 1996

Portfolio Select Individual Variable         Retirement Builder
         Annuity Contracts                Variable Annuity Account               March 29, 1996

   Retirement Income Builder II              Retirement Builder
        Individual Variable               Variable Annuity Account               March 29, 1996
         Annuity Contracts

         Transamerica Extra                 Separate Account VA C              February 20, 1997
        Individual and Group
     Variable Annuity Contracts

Transamerica Access Individual and          Separate Account VA D              February 20, 1997
               Group
     Variable Annuity Contracts

Privilege Select Individual Variable        Separate Account VA E              February 20, 1997
         Annuity Contracts

 Premier Asset Builder Individual           Separate Account VA F                 May 15, 2000
             Variable
        Annuity Contracts

   Immediate Income Builder II              Separate Account VA J                 May 15, 2000
  Individual Variable Immediate
        Annuity Contracts

                              ACCOUNTS CONTINUED...

                                                                               DATE OF RESOLUTIONS OF
                                                                                COMPANY'S BOARD WHICH
         NAME OF CONTRACTS                       NAME OF ACCOUNTS             ESTABLISHED THE ACCOUNTS
------------------------------------------------------------------------------------------------------
   Retirement Income Builder III               Separate Account VA K                July 10, 2001
          Variable Annuity

Flexible Premium Variable Annuity -             Separate Account VA P              November 26, 2001
    A, under the marketing name
 "Transamerica Opportunity Builder"

            Advantage V                      PFL Corporate Account One             August 10, 1998

            PFL Variable                    PFL Variable Life Account A             July 1, 1999
       Universal Life Policy

    Legacy Builder Plus Variable                  Legacy Builder                  November 20, 1998
       Universal Life Policy                     Separate Account

  Advantage X Variable Adjustable         Transamerica Corporate Separate           June 16, 2003
       Life Insurance Policy                      Account Sixteen